CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 15, 2001, relating to the financial statements and financial highlights of Pell Rudman Mid-Cap Growth Portfolio, which appear in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated September 7, 2001, relating to the financial statements and financial highlights which appear in the July 31, 2001 Annual Reports to Shareholders of the Dynamics, INVESCO Endeavor, Growth, Growth & Income, Small Company Growth, S&P 500 Index and Value Equity Funds (seven of the portfolios constituting INVESCO Stock Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
May 8, 2002